UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

MERIDIAN INTERSTATE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33898	20-4652200
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 Meridian Street, East Boston, Massachusetts		02128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 16, 2012, the Board of Directors of Meridian Interstate Bancorp, Inc. (the “Company”) approved an amendment to Article 3, Section 4 of its Bylaws whereby no non-employee shall be qualified to serve as a Director after December 31 of the year in which he or she attained the age of 75 years. This amendment is included in the Amended and Restated Bylaws of Meridian Interstate Bancorp, Inc. attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Meridian Interstate Bancorp, Inc. held on May 16, 2012, the Company’s stockholders voted on the following matters:

1.	The election of the following four (4) individuals to serve on the Company’s Board of Directors for three-year terms and until their successors have been duly elected:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Marilyn A. Censullo	19,886,796	750,585	1,006,812
Richard J. Gavegnano	20,518,732	118,649	1,006,812
Edward L. Lynch	20,326,075	311,306	1,006,812
Gregory F. Natalucci	19,904,622	732,759	1,006,812

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of the Company for the year ending December 31, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,634,042	5,011	5,140	—

3.	An advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,451,727	161,518	24,136	1,006,812

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.2 Amended and Restated Bylaws of Meridian Interstate Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

DATE: May 17, 2012	By:	/s/ Mark L. Abbate
Mark L. Abbate
Senior Vice President, Treasurer and Chief Financial Officer